EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 of our report dated March 21, 2013 except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations discussed in Note 6 and the effects of stock distributions discussed in Note 13, as to which the date is August 8, 2013 relating to the financial statements and financial statement schedule, which appears in CNL Growth Properties, Inc.’s Current Report on Form 8-K dated August 8, 2013.

We also hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 of CNL Growth Properties, Inc., formerly known as Global Growth Trust, Inc., of our report dated December 22, 2011, relating to the statement of revenues and certain expenses of Gwinnett Center, which appears in CNL Growth Properties, Inc., formerly known as Global Growth Trust, Inc.’s, Current Report on Form 8-K/A (Amendment No. 1) dated October 17, 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

August 13, 2013